Five Star Bancorp  Compensation Clawback Policy  Adopted October 19, 2023     Purpose    The Board of Directors (the “Board”) of Five Star Bancorp (the “Corporation”) has adopted this compensation  clawback policy (the “Policy”) which provides for the recoupment of incentive‐based compensation in the event of an  accounting restatement.  This Policy is intended to comply with Section 10D of the Securities Exchange Act of 1934  (the “Act”), the rules promulgated thereunder by the Securities and Exchange Commission (“SEC”), and the listing  standards of Nasdaq (collectively, the “Applicable Rules”), and will be interpreted consistent therewith.      Applicability and Effective Date     This Policy is effective October 2, 2023 (the “Effective Date”) and is applicable to all Incentive‐Based Compensation (as  defined below) received by Executive Officers (as defined below) after the Effective Date.  The Policy will be  administered by the Board or, if so designated by the Board, the Compensation Committee of the Board (the  “Committee”), in which case references to the Board will be deemed to be references to the Committee.  Any  determination made by the Board under this Policy will be final and binding on all affected individuals.  Each Executive  Officer shall be required to execute the acknowledgement in Appendix A of this Policy as soon as practicable after the  later of (i) the Effective Date and (ii) the date on which the employee is designated as an Executive Officer; provided,  however, that failure to execute such acknowledgement shall have no impact on the enforceability of this Policy.    Restatement Clawback    In the event the Corporation is required to prepare an Accounting Restatement (as defined below), any Executive  Officer who received Excess Compensation (as defined below) during the three (3) completed fiscal years preceding  the date the Corporation is required to prepare an Accounting Restatement (the “Look‐Back Period”) shall be required  to repay or forfeit such Excess Compensation reasonably promptly.  For purposes of this Policy, the date the  Corporation is required to prepare an Accounting Restatement is deemed to be the earlier of the date (i) the Board  concludes, or reasonably should have concluded, that the Corporation is required to prepare an Accounting  Restatement or (ii) a court, regulator, or other legally authorized body directs the Corporation to prepare an  Accounting Restatement.    Method of Repayment, Conditions for Non‐Recovery    The Board shall have discretion to determine the appropriate means of recovery of Excess Compensation, which may  include, without limitation, direct payment in a lump sum from the Executive Officer, recovery over time, cancellation  of outstanding awards, the reduction of future pay and/or awards, and/or any other method which the Board  determines is advisable to achieve reasonably prompt recovery of Excess Compensation.  At the direction of the  Board, the Corporation shall take all actions reasonable and appropriate to recover Excess Compensation from any  applicable Executive Officer, and such Executive Officer shall be required to reimburse the Corporation for any and all  expenses reasonably incurred (including legal fees) by the Corporation in recovering such Excess Compensation in  accordance with this Policy.      The Committee, or in the absence of the Committee, a majority of the independent directors on the Board, may  determine that repayment of Excess Compensation (or a portion thereof) is not required only where it determines  that recovery would be impracticable and one of the following circumstances exists: (i) the direct expense paid to a  third party to assist in enforcing this Policy would exceed the amount to be recovered, provided the Corporation has  (A) made a reasonable attempt to recover such Excess Compensation, (B) documented such reasonable attempt, and  (C) provided such documentation to Nasdaq; (ii) recovery would violate home country law where the law was adopted  prior to November 28, 2022, provided the Corporation has (A) obtained an opinion of home country counsel  acceptable to Nasdaq that recovery would result in such violation and (B) provided such opinion to the Nasdaq; (iii)  recovery would likely cause an otherwise tax‐qualified retirement plan, under which benefits are broadly available to

  ‐ 2 ‐  employees of the Corporation, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and the  regulations thereunder.    No Fault Application, No Indemnification    Recovery of Excess Compensation under this Policy is on a “no fault” basis, meaning that it will occur regardless of  whether the Executive Officer engaged in misconduct or was otherwise directly or indirectly responsible, in whole or  in part, for the Accounting Restatement.  No Executive Officer may be indemnified by the Corporation, or any of its  affiliates, from losses arising from the application of this Policy.    Definitions  For purposes of this Policy, the following definitions will apply:     “Accounting Restatement” means an accounting restatement due to the material noncompliance of the  Corporation with any financial reporting requirement under securities laws, including any required  accounting restatement to correct an error in previously issued financial statements that is material to the  previously issued financial statements, or that corrects an error that is not material to previously issued  financial statements but would result in a material misstatement if the error were corrected in the current  period or left uncorrected in the current period.    Changes to financial statements that do not constitute an Accounting Restatement include retroactive: (i)  application of a change from one generally accepted accounting principle to another generally accepted  accounting principle; (ii) revisions to reportable segment information due to a change in internal  organization; (iii) reclassification due to a discontinued operation; (iv) application of a change in reporting  entity, such as from a reorganization of entities under common control; (v) adjustments to provisional  amounts in connection with a prior business combination; and (vi) revisions for stock splits, reverse stock  splits, stock dividends, or other changes in capital structure.    “Excess Compensation” means any amount of Incentive‐Based Compensation received by an Executive  Officer after commencement of service as an Executive Officer that exceeds the amount of Incentive‐Based  Compensation that otherwise would have been received had it been determined based on the Accounting  Restatement, computed without regard to any taxes paid.  For Incentive Compensation based on stock price  or total shareholder return, where the amount to be recovered is not subject to mathematical recalculation  directly from information in the Accounting Restatement, the amount to be recovered shall be based on a  reasonable estimate of the effect of the Accounting Restatement on the stock price or total shareholder  return, as applicable, and the Corporation shall retain documentation of the determination of such estimate  and provide such documentation to Nasdaq if so required by the Applicable Rules.  Incentive‐Based  Compensation is deemed received during the fiscal year during which the applicable financial reporting  measure, stock price and/or total shareholder return measure, upon which the payment is based, is achieved,  even if the grant or payment occurs after the end of such period.    “Executive Officer” means an individual who is, or was during the Look‐Back Period, an executive officer of  the Corporation within the meaning of Rule 10D‐1(d) under the Act.       “Incentive‐Based Compensation” means any compensation that is granted, earned or vested based wholly  or in part on stock price, total shareholder return, and/or the attainment of (i) any financial reporting  measure(s) that are  determined and presented in accordance with the accounting principles used in  preparing the Corporation’s financial statements and/or (ii) any other measures that are derived in whole or  in part from such measures.     Compensation that does not constitute “Incentive‐Based Compensation” includes equity incentive awards   for which the grant is not contingent upon achieving any financial reporting measure performance goal for an  individual to receive such award and that vest exclusively upon completion of a specified employment period,  without any performance condition, and bonus awards that are discretionary or based on subjective goals or  goals unrelated to financial reporting measures.

  ‐ 3 ‐    Administration, Amendment, and Termination     This Policy will be enforced and, if applicable, appropriate proxy disclosures and exhibit filings will be made in  accordance with the Applicable Rules and any other applicable rules and regulations of the Securities and Exchange  Commission and applicable Nasdaq listing standards.      The Board shall have authority to (i) exercise all of the powers granted to it under the policy, (ii) construe, interpret,  and implement this policy, and (iii) make all determinations necessary or advisable in administering this policy.      In addition, the Board may amend this policy, from time to time in its discretion, and shall amend this Policy, as it  deems necessary, including to reflect changes in applicable law.  The Board may terminate this Policy at any time.  Any  such amendment (or provision thereof) or termination shall not be effective if such amendment or termination would  (after taking into account any actions taken by the Corporation contemporaneously with such amendment or  termination) cause the Corporation to violate the Applicable Rules.     In the event of any conflict or inconsistency between this Policy and any other policies, plans, or other materials of the  Corporation (including any agreement between the Corporation and any Executive Officer subject to this Policy), this  Policy will govern.     This Policy will be deemed to be automatically updated to incorporate any requirement of law, the SEC, exchange  listing standard, rule or regulation applicable to the Corporation.

  ‐ 4 ‐  Appendix A:     Five Star Bancorp  Compensation Clawback Policy    ACKNOWLEDGMENT    The undersigned acknowledges and agrees that the undersigned (i) is, and will be, subject to the Compensation  Clawback Policy (the “Policy”) to which this acknowledgement is appended, and (ii) will abide by the terms of the  Policy, including by returning Excess Compensation (as defined in the Compensation Clawback Policy) pursuant to  whatever method the Board determines is advisable to achieve reasonably prompt recovery of such Excess  Compensation, as prescribed under the Policy.     Capitalized terms used but not defined have the meanings set forth in the Policy.              __________________________________    Print Name            __________________________________    Signature        Dated: ____________________________